ALLMERICA  SECURITIES  TRUST
OTHER  INFORMATION

SHAREHOLDER  VOTING  RESULTS:  (UNAUDITED)

The annual meeting of the Trust's shareholders was held on April 16, 2003 at which shareholders approved one proposal. The voting results were as follows:

Proposal
To elect as Trustees the following nine nominees, each to serve until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.


                                                        Shares           Shares
                                                        For            Withheld                 Total
 P. Kevin Condron: Number of Votes Cast:                6,747,128       183,762                  6,930,890
                   Percentage of Votes Cast               97.35%         2.65%                     100.00%

 Jocelyn S. Davis: Number of Votes Cast:               6,734,630      196,260                    6,930,890
                   Percentage of Votes Cast              97.17%        2.83%                       100.00%

Cynthia A. HargadonNumber of Votes Cast:                6,740,912    189,978                    6,930,890
                   Percentage of Votes Cast             97.26%        2.74%                       100.00%

T. Britton Harris, Number of Votes Cast:                6,736,900    193,990                    6,930,890
                   Percentage of Votes Cast             97.20%        2.80%                       100.00%

  Gordon Holmes:   Number of Votes Cast:                6,745,738    185,152                    6,930,890
                   Percentage of Votes Cast             97.33%        2.67%                       100.00%

   Mark A. Hug:    Number of Votes Cast:                6,732,890    198,000                    6,930,890
                   Percentage of Votes Cast             97.14%        2.86%                       100.00%

John P. Kavanaugh: Number of Votes Cast:                6,742,307    188,583                    6,930,890
                   Percentage of Votes Cast             97.28%        2.72%                       100.00%

  Attiat F. Ott:   Number of Votes Cast:                6,745,250    185,640                    6,930,890
                   Percentage of Votes Cast             97.32%        2.68%                       100.00%

 Ranne P. Warner:  Number of Votes Cast:                6,745,428    185,462                    6,930,890
                   Percentage of Votes Cast             97.32%        2.68%                       100.00%